Exhibit 99.1


                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077




For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

          TRANSACTION SYSTEMS ARCHITECTS ANNOUNCES UPDATE ON RE-AUDIT:
        Company will change revenue recognition policy for prior periods

(OMAHA, Neb.-- November 19, 2002)-- Transaction Systems Architects, Inc. (Nasdaq: TSAIE), a leading global provider of enterprise e-payments and e-commerce solutions announced today an update with respect to the previously announced review and re-audit of its financial statements for fiscal 2000 and fiscal 2001. On August 14, 2002, the Company announced that information had been brought to the attention of the Company's management that caused management to review several transactions involving one of the Company's customers in 1999 and 2000. As a result, the Company engaged its recently appointed independent accountants, KPMG LLP ("KPMG"), to perform a re-audit of its financial statements for fiscal years 2000 and 2001, which had been previously audited by Arthur Andersen LLP.

In the course of the Company's review of its financial statements during the re-audit process, the Company has, in consultation with KPMG, identified certain accounting adjustments that will result in restatements of the Company's financial statements for fiscal 1999, 2000 and 2001, as well as restatements of previously announced 2002 quarterly results. These adjustments will have no significant impact on the Company's cash balances.

The most significant adjustment relates to the timing and allocation of license revenue for contracts with extended payment terms. Historically, and with the concurrence of Arthur Andersen LLP, the Company's prior auditors, the Company utilized a method of recognizing revenue from certain software arrangements with extended payment terms whereby the software license fees were recognized up-front upon delivery of the software products. These

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arrangements generally have payment terms extending from twelve to sixty months, although certain of these arrangements have payment terms extending beyond sixty months. The software license revenues recognized under these arrangements are referred to in our previously issued financial statements as "Recognized Up-Front MLFs." The Recognized-Up-Front MLFs recognized as software license revenues and disclosed in our prior SEC filings totaled approximately $21.3 million, $30.3 million, and $60.5 million for fiscal 2001, 2000, and 1999, respectively, and $9.6 million for the nine-month period ended June 30, 2002.

Upon completion of the re-audit, the Company's previously issued financial statements for fiscal years 1999, 2000 and 2001 and its quarterly financial results for 2002 will be restated to recognize revenues under software licensing arrangements with extended payment terms over the term of the underlying license arrangements as payments become due. Previously reported software license revenues and net income will decrease substantially in fiscal 1999 and 2000. The Company is currently evaluating the impact on fiscal 2001. Previously reported software license fee revenue and net income for fiscal 2002 will increase. Software license fee revenue for subsequent periods will be positively impacted as a result of these changes.

The Company is also evaluating the timing and allocation of license and maintenance revenue for certain contracts as it relates to "vendor specific objective evidence (VSOE)." The effect of the VSOE adjustments will be to spread the software license revenue over the term of the contract. In addition, the Company is evaluating its accounting for previously reported restructuring charges and business combinations, as well as for certain other bookkeeping matters that have been identified in connection with the re-audit. The Company has not quantified the impact of these possible adjustments; however, these adjustments may be material.

"We are continuing with the re-audit process and working diligently with the auditors to complete the re-audit as expediently as possible," said Greg Derkacht, President and CEO. "Given these changes to the Company's previously reported financial statements, we believe it is appropriate to disclose the status of the re-audit at this time. I would like to emphasize these adjustments will have no significant impact on the Company's cash position and relate primarily to timing of revenue and expense recognition."

As a result of these adjustments, it is doubtful that the Company will be able to complete the re-audit prior to the November 29, 2002 deadline allowed by Nasdaq. The Company has requested

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an extension from Nasdaq until December 31, 2002 to complete the re-audit process, which is the deadline for filing its Form 10-K for fiscal 2002.

The Company will provide further details regarding this announcement in a Web cast conference call, to be held November 20, 2002 at 7:30 am CDT. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/ir/ir.asp. The Web cast will be archived for 30 days after the teleconference at the Internet address listed above.

About Transaction Systems Architects, Inc.
Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,650 product systems in 72 countries on six continents.

Forward-Looking Statements

This news release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially. Factors that could cause actual results to differ include, but are not limited to, the following:

o The decision to re-audit the Company's consolidated financial statements for fiscal years 2000 and 2001 will result in the Company being required to restate the financial results for one or more prior periods. The re-audit could also result in the Company's independent accountants proposing changes to other items of income and expense and the application of accounting principles unrelated to the transactions currently under consideration. The Company is uncertain whether the re-audit or restatement of any prior period would have a material adverse effect on the Company's customers, suppliers or other business relationships.

o The Company may not meet the November 29, 2002 deadline imposed by Nasdaq, which in turn could cause the Company's stock to be de-listed. The Company has asked Nasdaq for an extension of this deadline in the event that it is unable to complete the re-audit by that time. There can be no assurance that Nasdaq will grant an extension.

o As a result of the Company's announcement to conduct a re-audit of its financial statements for fiscal years 2000 and 2001, the Company may be subject to inquiry or investigation by governmental authorities, including the Securities and Exchange Commission. In the event that the Company is subject to such an inquiry or investigation, the Company will fully cooperate with such inquiry or investigation. There is risk that such an inquiry or investigation could result in substantial costs and divert management attention and resources from our business, which could adversely affect our business.

o In the past, private securities class action litigation has been brought against companies after events occurred that caused volatility in the market prices. Due to the announcement of the re-audit of our financial statements, there is risk that private securities litigation may be brought against the Company.

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         There is risk that such litigation could result in substantial costs and divert management attention and resources from our business, which could adversely affect our business.

o New accounting standards, or additional interpretations or guidance regarding existing standards, could be issued in the future, which could lead to unanticipated changes in the Company's current financial accounting policies. These changes could affect the timing of revenue or expense recognition and cause fluctuations in operating results.

o The Company's stock price may become volatile, in part, due to the announcement of the re-audit of its consolidated financial statements for fiscal years 2000 and 2001, and any resulting restatement of any prior fiscal period. The stock price may fluctuate until the CEO and CFO make the required certifications pursuant to the Sarbanes-Oxley Act of 2002. Fluctuations in quarterly operating results may also result in volatility in the Company's stock price. No assurance can be given that operating results will not vary. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the high-technology sector and changing market conditions in the industry.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission.